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                                                                    EXHIBIT 10.1


                              TRANSACTION AGREEMENT

                                  by and among


                          HOSPITALITY PROPERTIES TRUST,

                            HPT TA PROPERTIES TRUST,

                             HPT TA PROPERTIES LLC,

                          TRAVELCENTERS OF AMERICA LLC

                                       and

                         REIT MANAGEMENT & RESEARCH LLC

                           ___________________________

                               _____________, 2007

                           ___________________________
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                              TRANSACTION AGREEMENT

     THIS TRANSACTION AGREEMENT is made _____________, 2007, by and among (a) HOSPITALITY PROPERTIES TRUST, a Maryland real estate investment trust (including its successors and permitted assigns, "HPT"); (b) HPT TA PROPERTIES TRUST, a Maryland real estate investment trust (including its successors and permitted assigns, "HPT TRUST LANDLORD"); (c) HPT TA PROPERTIES LLC, a Maryland limited liability company (including its successors and permitted assigns, "HPT LLC LANDLORD" and together with HPT Trust Landlord, "HPT LANDLORD"); (d) TRAVELCENTERS OF AMERICA LLC, a Delaware limited liability company (including its successors and permitted assigns, "TCA LLC"); and (e) REIT MANAGEMENT & RESEARCH LLC, a Delaware limited liability company (including its successors and permitted assigns, "RMR").

                             PRELIMINARY STATEMENTS

     A. HPT entered into an Agreement and Plan of Merger, dated as of September 15, 2006 (as amended and in effect from time to time, the "TCA MERGER AGREEMENT"), with TravelCenters of America, Inc., a Delaware corporation (including its successor upon conversion to a limited liability company as contemplated by SECTION 2.3(a), "TCA"), HPT TA Merger Sub Inc., a Delaware corporation ("HPT MERGER SUB") and Oak Hill Capital Partners, L.P., a Delaware limited partnership ("OAK HILL"), pursuant to which HPT has agreed to acquire TCA through a reverse triangular merger with HPT Merger Sub merging with and into TCA (the "TCA MERGER"), subject to and upon the terms and conditions set forth in the TCA Merger Agreement. Immediately following the TCA Merger, but immediately prior to the Distribution (defined below), TCA will be a wholly owned subsidiary of TCA LLC, and each of TCA LLC and HPT Trust Landlord will be a wholly owned subsidiary of HPT.

     B. TCA and its subsidiaries own and operate hospitality, fuel and service areas along the North American highway system (the "TRAVEL CENTER FACILITIES").

     C. The Board of Trustees of HPT has determined that it is in the best interests of HPT and its shareholders to cause, in each case with effect immediately following the TCA Merger, (i) the Landlord Properties (defined below) with respect to the 146 Travel Center Facilities to be transferred to HPT Landlord and leased to TCA Tenant (defined below), and (ii) 100% of the membership interests in TCA LLC to be distributed to the holders of HPT Common Shares (defined below) as a special distribution.

     D. RMR currently provides certain services to HPT, and the parties desire that RMR provide similar services to TCA LLC as well.

     E. In connection with the foregoing, the parties wish to define certain rights and obligations in connection with their businesses.

     NOW, THEREFORE, it is agreed:
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                                    SECTION 1
                                   DEFINITIONS

1.1 DEFINITIONS.

Capitalized terms used in this Agreement shall have the meanings set forth below:

     (1) "ACTION": any litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Governmental Authority, or suits, at law or in arbitration or equity commenced by any Person.

     (2) "AFFILIATED PERSON": with respect to any Person, (a) in the case of any such Person which is a partnership, any partner in such partnership, (b) in the case of any such Person which is a limited liability company, any member of such company, (c) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (a) and (b), (d) any other Person who is an officer, director, trustee or employee of, or partner in or member of, such Person or any Person referred to in the preceding clauses (a), (b) and (c), and
(e) any other Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (a) through (d).

     (3) "AGENT": Wells Fargo Bank, N.A., the distribution agent appointed by HPT to distribute the TCA LLC Shares to holders of HPT Common Shares pursuant to the Distribution.

     (4) "AGREEMENT": this Transaction Agreement, together with the Schedules and Exhibits hereto, as amended in accordance with the terms hereof.

     (5) "BENEFITED PARTIES": the meaning given in SECTION 3.1.

     (6) "BUSINESS DAY": any day other than Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive action to close.

     (7) "CASH CONTRIBUTION AMOUNT": an amount in cash equal to $200,000,000 MINUS the Net Working Capital of TCA LLC on the TCA Closing Date (determined after giving effect to the transfers contemplated by Section 2.3(c)).

     (8) "CHANGE IN CONTROL": (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of 9.8% or more, or rights, options or warrants to acquire 9.8% or more, of the outstanding shares of voting stock or other voting interests of TCA Tenant or any TCA Guarantor, as the case may be, or the power to direct the management and policies of TCA Tenant or any Guarantor, directly or indirectly, (b) the merger or consolidation of TCA Tenant or any TCA Guarantor with or into any other Person (other than the merger or consolidation of any Person into TCA Tenant or any TCA Guarantor that does not result in a Change in Control of TCA Tenant or such TCA Guarantor under clauses (a),

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(c) or (d) of this definition), (c) any one or more sales or conveyances to any
Person of all or any material portion of its assets (including capital stock or other equity interests) or business of TCA Tenant or any TCA Guarantor, as the case may be, or (d) the cessation, for any reason, of the individuals who at the beginning of any twenty-four (24) consecutive month period (commencing on the Commencement Date) constituted the board of directors of TCA Tenant or any TCA Guarantor (together with any new directors whose election by such board or whose nomination for election by the shareholders of TCA Tenant or such TCA Guarantor, as the case may be, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of any such period or whose election or nomination for election was previously so approved) to constitute a majority of the board of directors of TCA Tenant or any TCA Guarantor then in office.

     (9) "CHARTER": with respect to any Entity, its constituent governing documents, including, by way of example, its certificate of incorporation and by-laws (if a corporation), its operating agreement and certificate of formation (if a limited liability company), its declaration of trust and by-laws (if a real estate investment trust) or its limited partnership agreement and certificate of limited partnership (if a limited partnership).

     (10) "CLOSING BALANCE SHEET": the meaning given in SECTION 2.4.

     (11) "CLOSING NET WORKING CAPITAL": the meaning given in SECTION 2.4

     (12) "CODE": the United States Internal Revenue Code of 1986, as from time to time in effect, and any successor law, and any reference to any statutory provision shall be deemed to be a reference to any successor statutory provision.

     (13) "CONTRACT": any lease, contract, instrument, license, agreement, sales order, purchase order, open bid or other obligation or commitment (whether or not written) and all rights and obligations therein.

     (14) "COVERED LIABILITIES": the meaning given in SECTION 4.1.

     (15) "DISTRIBUTION": the meaning given in SECTION 2.3(i).

     (16) "DISTRIBUTION RATIO": the meaning given in SECTION 2.3(i).

     (17) "ENTITY": any corporation, general or limited partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, real estate investment trust, cooperative, any government or agency, authority or political subdivision thereof or any other entity.

     (18) "ENVIRONMENTAL LAWS": all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits, notices and orders, from time to time in existence, of all courts of competent jurisdiction and Governmental Authorities, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including


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common law rulings and determinations, relating to the Environment, including, without limitation, all valid and lawful requirements of courts and other Governmental Authorities pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, natural gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

     (19) "ENVIRONMENT": means soil, surface waters, ground waters, land, biota, sediments, surface or subsurface strata and ambient air.

     (20) "EXCHANGE": the meaning given in SECTION 2.2(b).

     (21) "EXCHANGE ACT": the Securities Exchange Act of 1934, and the rules and regulations of the SEC thereunder, all as from time to time in effect.

     (22) "FIXTURES": the meaning given such term in SECTION 1.1(41)(d) .

     (23) "FVE": the meaning given in SECTION 3.1.

     (24) "GAAP": generally accepted accounting principles as in effect from time to time.

     (25) "GOVERNMENTAL AUTHORITY": any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or any State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over TCA Tenant or any Landlord Property, or any portion thereof, or any Travel Center operated thereon.

     (26) "HAZARDOUS SUBSTANCES": means any substance:

     (A) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; or

     (B) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any Environmental Law including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.) and the Resource Conservation and Recovery Act


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          (42 U.S.C. Section 6901 ET SEQ.) and the regulations promulgated thereunder; or

     (C) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Authority; or

     (D) the presence of which on the relevant property, or any portion thereof, causes or materially threatens to cause an unlawful nuisance upon such property, or any portion thereof, or to adjacent properties or poses or materially threatens to pose a hazard to such property, or any portion thereof, or to the health or safety of persons; or

     (E) which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

     (F) which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

     (G)  which contains or emits radioactive particles, waves or material.

     (27) "HPT": the meaning given in the preamble to this Agreement.

     (28) "HPT COMMON SHARES": the common shares of beneficial interest, $.01 par value, of HPT.

     (29) "HPT GROUP": HPT and each Entity (i) whose income is included in the federal income Tax Return Form 1120-REIT with HPT as the parent or in the consolidated federal income Tax Return Form 1120 of HPT TRS, Inc. (employer identification number 04-3548096), a Delaware corporation, as the common parent or (ii) that is a Subsidiary of HPT; provided, in each case, that no member of the TCA LLC Group shall be included therein for any period, except that TA Licensing shall be a member of the TCA LLC Group only in respect of activities and events up until and including the consummation of the TCA Merger, and TA Licensing shall be a member of the HPT Group in respect of all activities and events thereafter.

     (30) "HPT INDEMNIFIED PARTIES": the meaning given in SECTION 4.2.

     (31) "HPT LANDLORD": the meaning given in the preamble to this Agreement.

     (32) "HPT LLC LANDLORD": the meaning given in the preamble to this Agreement.

     (33) "HPT MERGER SUB": the meaning given in the Preliminary Statements to this Agreement.

     (34) "HPT TRUST LANDLORD": the meaning given in the preamble to this Agreement.

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     (35) "HRPT": the meaning given in SECTION 3.1.

     (36) "IMMEDIATE FAMILY": with respect to any individual, such individual's spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

     (37) "INCOME TAXES": any and all Taxes to the extent based upon or measured by net income (regardless of whether denominated as an "income tax," a "franchise tax" or otherwise), imposed by any Taxing Authority, together with any related interest, penalties or other additions thereto.

     (38) "LAND": the meaning given in SECTION 1.1(41)(A).

     (39) "LANDLORD IMPROVEMENTS": the meaning given in SECTION 1.1(41)(B).

     (40) "LANDLORD INTANGIBLE PROPERTY": all transferable or assignable agreements, service contracts, equipment leases and other arrangements or agreements affecting the ownership, repair, maintenance, management, leasing or operation of the Landlord Properties, or any portion thereof; all books, records and files relating to the leasing, maintenance, management or operation of the Landlord Properties, or any portion thereof; all transferable or assignable permits, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, rights to deposits and telephone exchange numbers identified with the Landlord Properties; and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character with respect to the Landlord Properties.

     (41) "LANDLORD PROPERTIES": collectively, all right, title and interest in and to all of the following:

     (A) those certain tracts, pieces and parcels of land, as more particularly described in SCHEDULE 1.1(41)(A) attached hereto and made a part hereof (the "LAND");

     (B) all buildings, structures and other improvements of every kind including, but not limited to, underground storage tanks, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land, but excluding in any event any Retained Buildings (collectively, the "LANDLORD IMPROVEMENTS");

     (C) all easements, rights and appurtenances relating to the Land and the Landlord Improvements;

     (D) all equipment, machinery and fixtures integral to the operation of the Landlord Improvements, and other items of property now or hereafter permanently affixed or integral to or incorporated into the Landlord Improvements, including, without limitation, all furnaces, boilers, heaters,


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          electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of TCA Personal Property (collectively, the "FIXTURES");

     (E)  all of the Landlord Intangible Property;

     (F)  any and all leases of space in the Landlord Improvements; and

     (G) all of the Trademarks, whether or not used at or on any Landlord Property;

PROVIDED, HOWEVER, that Landlord Properties shall not, in any event, include (x) refunds in respect of property tax or other liabilities for which TCA Tenant is liable under the TCA Properties Lease with respect to any Landlord Property, or any other refunds for amounts paid prior to the TCA Closing Date or (y) the Retained Buildings.

     (42) "LANDLORD PROPERTY": those portions of the Landlord Properties described in items 1.1(41)(A) through 1.1(41)(F) above that, as of the TCA Closing Date, relate to any single Travel Center.

     (43) "LANDLORD REAL PROPERTIES": those portions of the Landlord Properties described in items 1.1(41)(A) through 1.1(41)(D) above.

     (44) "LEASE TERMINATION DATE": the meaning given in SECTION 3.3.

     (45) "LIABILITY": any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     (46) "NET WORKING CAPITAL": the current assets less the current liabilities of TCA LLC and its Subsidiaries, all as determined in accordance with GAAP.

     (47) "OAK HILL": the meaning given in the Preliminary Statements to this Agreement.

     (48) "OTHER TAXES": all Taxes other than Income Taxes.

     (49) "PARENT": with respect to any Person, any Person which owns directly, or indirectly through one or more Subsidiaries or Affiliated Persons, twenty percent (20%) or more of the voting or beneficial interest in, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

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     (50) "PERSON": any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

     (51) "PRE-EXISTING ENVIRONMENTAL CONDITION": with respect to any Landlord Property, any condition, known or unknown, that existed on the TCA Closing Date in violation of Environmental Laws.

     (52) "RECORD DATE": the date determined by the Board of Trustees of HPT or an authorized committee thereof as the record date for the Distribution.

     (53) "RELEVANT PROPERTIES": the meaning given in SECTION 3.1.

     (54) "RETAINED BUILDINGS": all buildings, structures and other improvements of every kind including, but not limited to, underground storage tanks, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently located at the addresses listed on
SCHEDULE 1.1(54), and all equipment, machinery and fixtures integral to the operation of such buildings, structures and improvements.

     (55) "RMR": the meaning given in the preamble to this Agreement.

     (56) "SEC": the United States Securities and Exchange Commission.

     (57) "SECURITIES ACT": the Securities Act of 1933, and the rules and regulations of the SEC thereunder, all as from time to time in effect.

     (58) "SEPARATE COUNSEL": the meaning given in SECTION 4.3(b).

     (59) "SERVICES AGREEMENT": the meaning given in SECTION 2.3(e).

     (60) "SNH": the meaning given in SECTION 3.1.

     (61) "SUBSIDIARY": with respect to any Person, any Entity (a) in which such Person owns directly, or indirectly through one or more Subsidiaries, twenty percent (20%) or more of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

     (62) "TA FRANCHISE": TA Franchise Systems Inc., a Delaware corporation (and its successor upon conversion to a limited liability company as contemplated by
Section 2.3(a)), and a wholly owned subsidiary of TCA.

     (63) "TA LICENSING": TA Licensing, Inc., a Delaware corporation, and a wholly owned indirect subsidiary of TCA prior to the consummation of the TCA Merger.

     (64) "TA OPERATING": TA Operating Corporation, a Delaware corporation (and its successor upon conversion to a limited liability company as contemplated by
Section 2.3(a)), and a wholly owned subsidiary of TCA.

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     (65) "TAX" or "TAXES": any net income, gross income, gross receipts, sales, use, excise, franchise, transfer, payroll, premium, property or windfall profits tax, alternative or add-on minimum tax, or other tax, fee or assessment, together with any interest and any penalty, addition to tax or other additional amount imposed by any Taxing Authority, whether any such tax is imposed directly or through withholding.

     (66) "TAX CONTESTS": the meaning given in SECTION 5.5.

     (67) "TAX RETURNS": all returns, reports, estimates, information statements, declarations and other filings relating to, or required to be filed by any taxpayer in connection with, its liability or reporting for, or its payment or receipt of any refund of, any Tax.

     (68) "TAXING AUTHORITIES": the United States Internal Revenue Service (or any successor authority) and any other domestic or foreign Governmental Authority responsible for the administration of any Tax.

     (69) "TCA": the meaning given in the Preliminary Statements to this Agreement.

     (70) "TCA ASSETS": the assets of TCA LLC and its Subsidiaries.

     (71) "TCA BUSINESS": the businesses conducted from time to time by TCA LLC and its Subsidiaries.

     (72) "TCA CLOSING": the Closing under (and as defined in) the TCA Merger Agreement.

     (73) "TCA CLOSING DATE": the Closing Date under (and as defined in) the TCA Merger Agreement.

     (74) "TCA GUARANTOR": collectively, TCA LLC, TCA, TA Operating and each and every other guarantor of TCA Tenant's obligations under the TCA Properties Lease, and each such guarantor's successors and assigns, jointly and severally.

     (75) "TCA LIABILITIES": all Liabilities (i) arising out of or in connection with any of the TCA Assets (including in any event any assets owned by TCA or its Subsidiaries prior to the TCA Closing) or the TCA Business, whether arising before or after the TCA Closing Date (subject, however, to SECTION 3.8 hereof ) or (ii) of TCA Tenant under the TCA Properties Lease, including all Liabilities that TCA Tenant has assumed or agreed to pay or perform under the TCA Properties Lease.

     (76) "TCA LLC": the meaning given in the preamble to this Agreement.

     (77) "TCA LLC GROUP": TCA LLC and each Entity (i) that is a Subsidiary of TCA LLC at or after the time of the Distribution, and (ii) any predecessor Entity of such Subsidiary (including TCA and its Subsidiaries prior to their conversion to limited


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liability companies pursuant to SECTION 2.3(A)); provided that TA Licensing shall be a member of the TCA LLC Group in respect of activities and events up until and including the consummation of the TCA Merger, and TA Licensing shall be a member of the HPT Group in respect of all activities and events thereafter.

     (78) "TCA LLC INDEMNIFIED PARTIES": the meaning given such term in SECTION 4.1.

     (79) "TCA LLC REGISTRATION STATEMENT ": the registration statement on Form S-1 filed by TCA LLC under the Securities Act in connection with the Distribution.

     (80) "TCA LLC SHARES": the common shares of membership interest of TCA LLC.

     (81) "TCA LLC SUBSIDIARIES": the direct or indirect Subsidiaries of TCA
LLC.

     (82) "TCA MERGER": the meaning given in the Preliminary Statements to this Agreement.

     (83) "TCA MERGER AGREEMENT": the meaning given in the Preliminary Statements to this Agreement.

     (84) "TCA PERSONAL PROPERTY": all motor vehicles and consumable inventory and supplies, furniture, furnishings, equipment, movable walls and partitions, equipment and machinery and all other tangible personal property of any member of the TCA LLC Group acquired by such member before, on or after the TCA Closing Date and located at the Landlord Real Properties or used in such member's business at the Landlord Real Properties and all modifications, replacements, alterations and additions to such personal property installed at the expense of TCA Tenant, other than any items included within the definition of Fixtures which are not located at the Retained Buildings.

     (85) "TCA PROPERTIES LEASE": the meaning given in SECTION 2.3(c)(4).

     (86) "TCA PROPERTIES SUBLEASE": the meaning given in SECTION 2.3(c)(5).

     (87) "TCA TENANT": TA Leasing LLC, a Delaware limited liability company.

     (88) "THIRD-PARTY CLAIM": any Action asserted by a Person, other than any party hereto or their respective Affiliated Persons, that gives rise to a right of indemnification hereunder.

     (89) "TRADEMARKS": all trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, used in connection with any Travel Center or any other hospitality, fuel and service facility including without limitation trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, such as "TravelCenters of America", "TA", "Goasis", "Country Pride", "Fork in the Road" and "Buckhorn Family Restaurants" whether or not used at or on any Landlord Real Property;


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and all other licensable intellectual property of any kind or character with respect to the Landlord Properties. Immediately prior to the TCA Closing, TA Licensing will be the owner of all Trademarks of TCA and its Subsidiaries.

     (90) "TRAVEL CENTER": with respect to any Landlord Property, collectively, the hospitality, fuel and service facilities located at such Landlord Property, including, hotel, food and beverage services facilities, fuel pumps, facilities for the storage and distribution of petroleum products, retail shops and other facilities and services being operated or proposed to be operated on such Landlord Property.

     (91) "TRAVEL CENTER FACILITIES": the meaning given in the Preliminary Statements to this Agreement.

                                    SECTION 2
          PRELIMINARY ACTIONS; CERTAIN SECURITIES MATTERS; TCA MERGER;
                      LEASE TRANSACTION; AND DISTRIBUTION

     2.1 PRELIMINARY ACTIONS.

     Prior to the date of this Agreement, the following occurred:

          (a) HPT entered into the TCA Merger Agreement with TCA, Oak Hill and HPT Merger Sub;

          (b) HPT caused:

               (1) HPT Trust Landlord to be formed as a Maryland real estate investment trust and a wholly owned direct subsidiary of HPT;

               (2) HPT LLC Landlord to be formed as a Maryland limited liability company and a wholly owned direct subsidiary of HPT Trust Landlord;

               (3) TCA LLC to be formed as a Delaware limited liability company and a wholly owned direct subsidiary of HPT;

               (4) TCA Tenant to be formed as a Delaware limited liability company and a wholly owned direct subsidiary of TCA LLC; and

               (5) HPT Merger Sub to be formed as a Delaware corporation and a wholly owned direct subsidiary of HPT;

          (c) HPT contributed all of the issued and outstanding shares of common stock of HPT Merger Sub to TCA LLC and then contributed all of the issued and outstanding membership interests of TCA LLC to HPT Trust Landlord;

          (d) TCA LLC filed the TCA LLC Registration Statement with the SEC;

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          (e) The HPT Board of Trustees (or an authorized committee thereof)
     approved the execution and delivery of this Agreement and the transactions contemplated herein; and

          (f) TCA LLC's Board of Directors approved the execution and delivery of this Agreement and the transactions contemplated hereby.

     2.2 ACTIONS PRIOR TO TCA CLOSING DATE.

     After the date of this Agreement, but prior to the TCA Closing Date:

          (a) TCA LLC will take all actions necessary to cause the TCA LLC Registration Statement to become effective as soon as practicable. As soon as practicable after the TCA LLC Registration Statement becomes effective, HPT will furnish a copy of the prospectus contained in the TCA LLC Registration Statement to shareholders of HPT;

          (b) TCA LLC will effect the listing of the TCA LLC Shares for trading on the American Stock Exchange (the "EXCHANGE");

          (c) The parties will use commercially reasonable efforts to take all actions as may be necessary or appropriate under state and foreign securities and "blue sky" laws in connection with the Distribution;

          (d) The HPT Board of Trustees (or an authorized committee thereof) will set the Record Date and the date for the Distribution (which is to be the TCA Closing Date), and will take all other actions necessary to permit the Distribution;

          (e) HPT will enter into a distribution agreement with the Agent; and

          (f) The parties hereto will use commercially reasonable efforts to cause the TCA Closing to occur.

     2.3 ACTIONS OCCURRING ON THE TCA CLOSING DATE.

     Each of the following actions will take place on the TCA Closing Date immediately following the TCA Merger and the TCA Closing (and subject to (i) the compliance by the parties with the provisions of SECTION 2.2 above, and (ii) the TCA LLC Registration Statement having been declared effective by the SEC under the Securities Act, and there being no pending or threatened stop order proceedings under the Securities Act with respect to the TCA LLC Registration Statement), in the following order:

          (a) FIRST, TCA LLC will cause

               (1) TCA and each of TA Operating and (unless otherwise determined by HPT) TA Franchise to convert from corporations to Delaware limited liability companies; and

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

               (2) TCA to change its name to "TravelCenters of America Holding Company LLC";

          (b) SECOND,

               (1) TCA LLC will cause (i) TA Operating to distribute all the shares of capital stock of TA Licensing to TCA, and (ii) TCA to distribute all the shares of capital stock of TA Licensing to TCA LLC;

               (2) TCA LLC will distribute all the shares of capital stock of TA Licensing to HPT Trust Landlord; and

               (3) TA Licensing will merge with and into HPT Trust Landlord, which will be the survivor;

          (c) THIRD,

               (1) TCA LLC will cause (i) TA Operating to distribute all its Landlord Properties to TCA, and (ii) TCA to distribute all of its Landlord Properties (giving effect to TA Operating's distribution of its Landlord Properties to TCA) to TCA LLC;

               (2) TCA LLC will distribute all of its Landlord Properties (giving effect to TCA's distribution of all Landlord Properties to TCA
          LLC) to HPT Trust Landlord, and HPT Trust Landlord will contribute the Landlord Properties with respect to travel centers located in the States of Georgia, Idaho, Illinois, Indiana and Iowa to HPT LLC Landlord;

               (3) TCA LLC will, and will cause each of TCA and TA Operating to, execute and deliver, and to effect the recordation of, all confirmatory deeds, assignments, instruments and other documents of conveyance or assignment that are necessary or desirable, in the opinion of HPT, in order to evidence the foregoing distributions and contributions and vest record fee or leasehold title or other rights to the Landlord Properties in the appropriate HPT Landlord;

               (4) HPT Landlord will, and TCA LLC will cause TCA Tenant to, enter into a lease agreement in mutually acceptable form (the "TCA PROPERTIES LEASE"), pursuant to which HPT Landlord will lease and license the Landlord Properties to TCA Tenant;

               (5) TCA LLC will cause TCA Tenant to enter into a sublease agreement with TA Operating (the "TCA PROPERTIES SUBLEASE"), pursuant to which TCA Tenant will sublease and sublicense the Landlord Properties to TA Operating;

               (6) TCA LLC will cause TA Operating to sub-sublicense the applicable Trademarks to TCA and TA Franchise, as sub-sublicensees;

               (7) TCA LLC will cause TCA, TA Franchise and TA Operating to terminate any trademark license agreement entered into by such parties prior to the TCA Closing Date with TA Licensing as licensor, and HPT Trust Landlord (as successor by merger to TA Licensing) will agree to such termination; and

               (8) TCA LLC will execute and deliver, and cause each other TCA Guarantor to execute and deliver, a guaranty in favor of HPT Landlord of the obligations of TCA Tenant under the TCA Properties Lease;

          (d) FOURTH, HPT will contribute the Cash Contribution Amount (as estimated by HPT in accordance with SECTION 2.4) to HPT Trust Landlord, and HPT Trust Landlord will contribute the Cash Contribution Amount to TCA LLC;

          (e) FIFTH, TCA LLC and RMR will enter into a Management and Shared Services Agreement in mutually acceptable form (the "SERVICES AGREEMENT"), pursuant to which RMR will provide the management services to TCA LLC described, and upon the terms set forth, therein;

          (f) SIXTH, HPT Trust Landlord will distribute all outstanding TCA LLC Shares to HPT;

          (g) SEVENTH, HPT will cause the operating agreement of TCA LLC to be amended and restated in a form acceptable to it;

          (h) EIGHTH, TCA LLC will issue to HPT such additional number of TCA LLC Shares such that after such issuance the aggregate number of TCA LLC Shares held by HPT will be equal to the number of HPT Common Shares outstanding on the Record Date multiplied by the Distribution Ratio; and

          (i) NINTH, HPT will deliver all of the TCA LLC Shares owned by it to the Agent with instructions to distribute to each holder of record of HPT Common Shares on the Record Date one TCA LLC Share for every 10 HPT Common Shares (the "DISTRIBUTION RATIO") owned of record by such holder on the Record Date (the "DISTRIBUTION"). HPT will cause the Agent to deliver an account statement to each holder of TCA LLC Shares reflecting such holder's ownership interest in the TCA LLC Shares (registered in book-entry form through the direct registration system). In addition, HPT will authorize the Agent to perform such withholding in respect of the Distribution as may be required by Taxing Authorities.

     2.4 CAPITALIZATION OF TCA LLC.

     HPT and TCA LLC intend that on the TCA Closing Date (after giving effect to the TCA Closing and all transfers and other actions that this Agreement contemplates occurring prior to the Distribution), TCA LLC will have Net Working Capital of $200,000,000. To effect this, HPT agrees, pursuant to SECTION 2.3(d), to cause the Cash Contribution Amount to be contributed to TCA LLC. HPT will estimate Net Working Capital as of the close of business on the day immediately preceding the TCA Closing Date. As soon as practicable, but in any event within 60 days after the TCA Closing Date, TCA LLC will furnish HPT with TCA LLC's consolidated balance sheet and its calculation of Net Working Capital in each case as of TCA Closing Date (after giving effect to the TCA Closing and all transfers and other actions that this Agreement contemplates occurring prior to the Distribution) ("CLOSING BALANCE SHEET" and "CLOSING NET WORKING CAPITAL," respectively). If within 30 days following delivery of the Closing Balance Sheet and the Closing Net Working Capital calculation HPT has not given TCA LLC written notice of its objection as to the Closing Net Working Capital calculation (which notice shall state the basis of HPT's objection), then the Closing Net Working Capital calculated by TCA LLC shall be binding and conclusive on the parties and be used in computing the payments described below. If HPT duly gives TCA LLC such notice of objection, and if HPT and TCA LLC fail to resolve the issues outstanding with respect to the Closing Balance Sheet and the calculation of the Closing Net Working Capital within 30 days of TCA LLC's receipt of HPT's objection notice, HPT and TCA LLC will submit the issues remaining in dispute to binding arbitration in accordance with SECTION 6.1. If Closing Net Working Capital is greater than $200,000,000, an amount equal to Closing Net Working Capital less $200,000,000 will be paid by wire transfer by TCA LLC to an account specified by HPT. If Closing Net Working Capital is less than $200,000,000, an amount equal to $200,000,000 less Closing Net Working Capital will be paid by wire transfer by HPT to an account specified by TCA LLC. Such payment will be made within 3 Business Days after the calculation of the Closing Net Working Capital becomes binding and conclusive on the parties.

                                    SECTION 3
                 POST-DISTRIBUTION RIGHTS, OPTIONS AND COVENANTS

     3.1 RIGHT OF FIRST REFUSAL RE: CERTAIN REAL ESTATE INVESTMENTS.

          (a) Except as otherwise contemplated herein, at no time during the term of any lease by HPT or any HPT Subsidiary, as landlord, to TCA LLC or any TCA LLC Subsidiary, as tenant, may TCA LLC, any TCA LLC Subsidiary or any affiliate controlled by any of them, directly or indirectly, acquire or finance (including through a sale and leaseback transaction), or participate in the acquisition or financing of, any real estate property anywhere in the world (collectively, the "RELEVANT PROPERTIES") of a type then owned or financed by HPT, HRPT Properties Trust, a Maryland real estate investment trust ("HRPT"), Senior Housing Properties Trust, a Maryland real estate investment trust ("SNH"), Five Star Quality Care, Inc., a Maryland corporation ("FVE"), or any other publicly-traded Entity that is managed or advised by RMR or to which RMR provides services (a "BENEFITED PARTY"), without first having (i) provided written notice of such proposed transaction to the relevant Benefited Party, describing the Proposed Transaction in sufficient detail (including pricing and all other material terms) and offering the relevant Benefited Party the right to acquire or finance the acquisition of the Relevant Property and (ii) negotiated in good faith with the relevant Benefited Party. If, after ten Business Days, TCA LLC and the relevant Benefited Party have not reached agreement on the terms of such acquisition or financing, TCA LLC (or such TCA LLC Subsidiary) will be free to acquire or finance such Relevant Property itself or with others, free of the restrictions of this SECTION 3.1.

          (b) TCA LLC agrees that irreparable damage would occur if its obligations under this SECTION 3.1 were not performed in accordance with their terms and that the Benefited Parties' remedy at law for TCA LLC's breach of its obligations under this SECTION 3.1 would be inadequate. Upon any such breach, the relevant Benefited Party shall be entitled (in addition to any other rights or remedies it may have at law) to seek an injunction enjoining and restraining TCA LLC and/or such TCA LLC Subsidiary from continuing such breach. TCA LLC agrees that the period of restriction and the geographical area of restriction imposed upon TCA LLC are fair and reasonable. If the provisions of this SECTION 3.1 relating to the period or the area of restriction are determined to exceed the maximum period or areas which a court having jurisdiction over the matter would deem enforceable, such period or area shall, for purposes of this Agreement, be deemed to be the maximum period or area which such court determines valid and enforceable.

          (c) In the event RMR enters into an advisory arrangement or agreement with any publicly traded Entity other than HPT, HRPT, SNH and FVE, RMR will provide TCA LLC with notice thereof. The notice will specify in reasonable detail the identity of the Entity, the types of properties owned or financed by such additional Entity, and such Entity shall be deemed and become a "Benefited Party" for all purposes of this Agreement.

     3.2 RIGHT OF FIRST REFUSAL RE: TRAVEL CENTER FACILITIES.

     (a) At no time during the term of any lease by HPT or any HPT Subsidiary, as landlord, to TCA LLC or any TCA LLC Subsidiary, as tenant, may TCA LLC or any TCA LLC Subsidiary, directly or indirectly, purchase, lease, mortgage or otherwise finance (including through a sale and leaseback transaction), or participate in the purchase, lease, mortgage or financing of, any Travel Center Facility, or any property intended to be used as a Travel Center Facility, in the United States or Canada, without first having (i) provided written notice of such proposed transaction to HPT, describing such proposed transaction in sufficient detail (including pricing and all other material terms) and offering HPT the right to purchase, lease, mortgage or finance such Travel Center Facility or property and (ii) negotiated in good faith with HPT. If, after ten Business Days, TCA LLC and HPT have not reached agreement on the terms of such purchase, lease, mortgage or financing, TCA LLC (or such TCA LLC Subsidiary) will be free to purchase, lease, mortgage or finance such Travel Center Facility or property itself or with others, free of the restrictions of this SECTION 3.2.

     (b) TCA LLC agrees that irreparable damage would occur if its obligations under this SECTION 3.2 were not performed in accordance with their terms and that HPT's remedy at law for TCA LLC's breach of its obligations under this
SECTION 3.2 would be inadequate. Upon any such breach, HPT shall be entitled (in addition to any other rights or remedies it may have at law) to seek an injunction enjoining and restraining TCA LLC and/or such TCA LLC Subsidiary from continuing such breach. TCA LLC agrees that the period of restriction and the geographical area of restriction imposed upon TCA LLC are fair and reasonable. If the provisions of this SECTION 3.2 relating to the period or the area of restriction are determined to exceed the maximum period or areas which a court having jurisdiction over the matter would deem enforceable, such period or area shall, for purposes of this Agreement, be deemed to be the maximum period or area which such court determines valid and enforceable.

     3.3 OPTIONS RE: TRAVEL CENTER BUSINESS ASSETS.

     HPT or its designee will have the right by written notice to TCA LLC, effective upon the expiration or sooner termination of the TCA Properties Lease (the "LEASE TERMINATION DATE"), to require TCA LLC and each TCA LLC Subsidiary to grant a perpetual license to HPT or such designee of all software used in the operation of the Landlord Properties by TCA LLC or any TCA LLC Subsidiary on the Lease Termination Date for an amount equal to the then fair market value thereof (i.e., the current replacement cost as determined by agreement of the parties or, in the absence of such agreement, appraisal). TCA LLC will cause each TCA LLC Subsidiary to enter into any license and sublicenses necessary to effectuate the foregoing.

     3.4 ASSEMBLED WORKFORCE.

     The parties agree that at the Lease Termination Date, HPT and its Subsidiaries will have the right to offer employment to any and all employees of TCA LLC and the TCA LLC Subsidiaries at the Landlord Properties, and TCA LLC will not, and will cause each TCA LLC Subsidiary not to, interfere with the exercise of such right, and TCA LLC will, and will cause each TCA LLC Subsidiary to, cooperate with HPT and its Subsidiaries.

     3.5 COOPERATION, EXCHANGE OF INFORMATION, RETENTION OF RECORDS, AND COSTS OF REPORTING.

     (a) Upon reasonable request prior to and after the TCA Closing Date, HPT (on behalf of the HPT Group) and TCA LLC (on behalf of the TCA LLC Group) will promptly provide, and will cause their respective Affiliated Persons to provide, the requesting party with such cooperation and assistance, documents and other information, without charge, as may be necessary or reasonably helpful in connection with (i) the consummation of the transactions contemplated by this Agreement and the preservation for each such party and for the TCA LLC Subsidiaries, to the extent reasonably feasible, of the benefits of this Agreement (including, in the case of TCA LLC and the TCA LLC Subsidiaries, the economic and operational benefits of the TCA Assets), (ii) each such party's preparation and filing of any original or amended Tax Return or of any financial or other report required to be filed under the Exchange Act or other applicable law, (iii) the conduct of any audit, appeal, protest or other examination or any judicial or administrative proceeding involving to any extent Taxes or Tax Returns within the scope of this Agreement, and (iv) the verification of an amount payable hereunder to, or receivable hereunder from, any other party. Each such party will make its officers and facilities available on a mutually convenient basis to facilitate such cooperation.

     (b) HPT and TCA LLC will retain or cause to be retained all books, records and other documents within its possession or control relating to any Contracts or otherwise to the TCA LLC Subsidiaries or their properties, assets or liabilities, and all Tax Returns, and all books, records, schedules, workpapers, and other documents relating thereto, which Tax Returns and other materials are within the scope of this Agreement, until the expiration of the later of (i) all applicable statutes of limitations (including any waivers or extensions thereof), and (ii) any retention period required by applicable law or pursuant to any record retention agreement.

     (c) HPT agrees to bear the fees and expenses payable to any independent public accountants incurred prior to the TCA Closing Date in connection with their audit or review of the financial statements of the TCA LLC Group for any fiscal period ending prior to the TCA Closing Date.

     3.6 RESTRICTIONS ON OWNERSHIP.

     After the Distribution, and for so long thereafter as TCA LLC or any TCA LLC Subsidiary is a tenant of HPT or one of HPT's Subsidiaries, (a) TCA LLC will not permit the occurrence of any Change in Control, and (b) TCA LLC will not take any action that, in the reasonable judgment of HPT, might reasonably be expected to have an adverse impact on the ability of HPT to qualify as a "real estate investment trust" under Sections 856 through 860 of the Code.

     3.7 TERMINATION OF EXCHANGE FUND; DIRECTOR'S AND OFFICER'S INDEMNIFICATION.

     The parties hereby confirm that:

     (a) pursuant to Section 3.04(d) of the TCA Merger Agreement, (i) TCA will remain entitled to receive that portion of the Exchange Fund (as defined in the TCA Merger Agreement) that remains undistributed to the holders of stock certificates of TCA upon the expiration of two years following the TCA Closing, and (ii) thereafter, TCA will be solely responsible for the payment of any claim for merger consideration and compliance with any applicable "escheat" or similar laws applicable to such undistributed merger consideration in connection with the TCA Merger; and

     (b) TCA will remain solely obligated under the indemnities provided by it under Section 6.07 of the TCA Merger Agreement.

     3.8 COST TO REMEDIATE PRE-EXISTING ENVIRONMENTAL CONDITION.

     HPT agrees to pay all costs necessary to effect the remediation (to the extent required by Environmental Laws) of any Pre-Existing Environmental Condition (or reimburse TCA LLC and its Subsidiaries for any costs incurred by them to so remediate any Pre-Existing Environmental Condition) in excess of $12,000,000, net of reimbursement available to TCA LLC from any other Person (other than HPT and its Affiliated Persons) or insurers, and TCA LLC agrees to exhaust all recourse against any such other Persons or insurers prior to requiring payment by HPT.

                                    SECTION 4
                                 INDEMNIFICATION

     4.1 INDEMNIFICATION BY HPT.

     From and after the TCA Closing Date, subject to any limitations on liability contained in the TCA Properties Lease, HPT will indemnify and hold harmless TCA LLC, its Subsidiaries, each of their respective directors, trustees, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "TCA LLC INDEMNIFIED PARTIES") from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including liabilities for all reasonable attorneys', accountants', and experts' fees and expenses, including those incurred to enforce the terms of this Agreement (collectively, "COVERED LIABILITIES"), suffered, directly or indirectly, by any TCA LLC Indemnified Party by reason of, or arising out of,

          (a) any breach of any covenant or agreement of HPT or HPT Landlord contained in this Agreement; or

          (b) any Liability of HPT or its Subsidiaries (other than any TCA Liabilities).

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

     4.2 INDEMNIFICATION BY TCA LLC.

     From and after the TCA Closing Date, TCA LLC will indemnify and hold harmless HPT, its Subsidiaries (other than the TCA LLC and its Subsidiaries), each of their respective directors, trustees, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "HPT INDEMNIFIED PARTIES") from and against any and all Covered Liabilities suffered, directly or indirectly, by any HPT Indemnified Party by reason of, or arising out of:

          (1) any breach of any covenant or agreement of TCA LLC under this Agreement; or

          (2) any TCA Liability.

     4.3 INDEMNIFICATION PROCEDURES.

     (a) If any indemnified party receives notice of the assertion of any Third-Party Claim with respect to which an indemnifying party is obligated under this Agreement to provide indemnification, such indemnified party shall give such indemnifying party written notice thereof (together with a copy of such Third-Party Claim, process or other legal pleading) promptly after becoming aware of such Third-Party Claim; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided in this SECTION 4.3 shall not relieve any indemnifying party of its obligations under this SECTION 4, except to the extent that such indemnifying party is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail.

     (b) An indemnifying party, at such indemnifying party's own expense and through counsel chosen by such indemnifying party (which counsel shall be reasonably acceptable to the indemnified party), may elect to defend any Third-Party Claim. If an indemnifying party elects to defend a Third-Party Claim, then, within ten (10) Business Days after receiving notice of such Third-Party Claim (or sooner, if the nature of such Third-Party claim so requires), such indemnifying party shall notify the indemnified party of its intent to do so, and such indemnified party shall cooperate in the defense of such Third-Party Claim (and pending such notice and assumption of defense, an indemnified party may take such steps to defend against such Third-Party Claim as, in such indemnified party's good-faith judgment, are appropriate to protect its interests). The indemnifying party shall pay such indemnified party's reasonable out-of-pocket expenses incurred in connection with such cooperation. After notice from an indemnifying party to an indemnified party of its election to assume the defense of a Third-Party Claim, such indemnifying party (i) shall not be liable to such indemnified party under this SECTION 4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than those expenses referred to in the preceding sentence, and (ii) shall keep the indemnified party reasonably informed of the status of the defense of such Third-Party Claim; PROVIDED, HOWEVER, that such indemnified party shall have the right to employ one law firm as counsel, together with a separate local law firm in each applicable jurisdiction ("SEPARATE COUNSEL"), to represent such indemnified party in any action or group of related actions (which firm or firms shall be reasonably acceptable to the indemnifying party) if, in such indemnified party's reasonable judgment at any time, either a conflict of interest between such indemnified party and such indemnifying party exists in respect of such claim, or there may be defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party and the representation of both parties by the same counsel would be inappropriate, and in that event (i) the reasonable fees and expenses of such Separate Counsel shall be paid by such indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one Separate Counsel (excluding local counsel) with respect to any Third-Party Claim (even if against multiple indemnified parties), and (ii) each of such indemnifying party and such indemnified party shall have the right to conduct its own defense in respect of such claim. If an indemnifying party elects not to defend against a Third-Party Claim, or fails to notify an indemnified party of its election as provided in this SECTION 4.3 within the period of ten (10) (or, if applicable, fewer) Business Days described above, the indemnified party may defend, compromise, and settle such Third-Party Claim and shall be entitled to indemnification hereunder (to the extent permitted hereunder); PROVIDED, HOWEVER, that no such indemnified party may compromise or settle any such Third-Party claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the indemnifying party shall not, without the prior written consent of the indemnified party, (i) settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release from all liability in respect of such Third-Party Claim, or (ii) settle or compromise any Third-Party Claim in any manner that would reasonably be expected to have a material adverse effect on the indemnified party.

     4.4 CERTAIN LIMITATIONS, ETC.

     The amount of any Covered Liabilities for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by the indemnified party from third parties (including amounts actually recovered under insurance policies) with respect to such Covered Liabilities. Any indemnifying party hereunder shall be subrogated to the rights of the indemnified party upon payment in full of the amount of the relevant indemnifiable loss. An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provision hereof, have any subrogation rights with respect thereto. If any indemnified party recovers an amount from a third party in respect of an indemnifiable loss for which indemnification is provided in this Agreement after the full amount of such indemnifiable loss has been paid by an indemnifying party or after an indemnifying party has made a partial payment of such indemnifiable loss and the amount received from the third party exceeds the remaining unpaid balance of such indemnifiable loss, then the indemnified party shall promptly remit to the indemnifying party the excess of (i) the sum of the amount theretofore paid by such indemnifying party in respect of such indemnifiable loss plus the amount received from the third party in respect thereof, less (ii) the full amount of such Covered Liabilities.

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     4.5 SURVIVAL.

     Notwithstanding anything herein to the contrary, the indemnities and related acknowledgments and agreements of the parties set forth in this SECTION 4 will survive the Distribution and the TCA Closing Date, and shall be enforceable at any time.

     4.6 PRIORITY OF SECTION 5.

     As to the Tax matters addressed in SECTION 5, including the indemnification for Taxes and the notice, control and conduct of Tax Contests, the provisions of
SECTION 5 shall be the exclusive governing provisions.

                                    SECTION 5
                                   TAX MATTERS

     5.1 GENERAL RESPONSIBILITY FOR TAXES.

     (a) All federal Income Taxes of the HPT Group shall be borne by, shall be the responsibility of, and shall be paid by the HPT Group, and all federal Income Taxes of the TCA LLC Group shall be borne by, shall be the responsibility of, and shall be paid by the TCA LLC Group. For purposes of federal Income Taxes, items of income, gain, loss, deduction, expenditure, and credit shall be allocated and reported, as between the HPT Group and the TCA LLC Group, in a manner consistent with: (i) applicable Tax laws, including without limitation
(A) the federal consolidated Income Tax Return whose common parent has employer identification number 36-3856519 including all the income, expenses and operations of such parent and its subsidiaries through the close of business on the TCA Closing Date in accordance with Sections 1.1502-1(b) and 1.1502-76(b)(1)(ii)(A)(1) of the Treasury Regulations, (B) the federal Income Tax Return Form 1120-REIT of HPT including the gains (if any) that result from the application of Section 311 of the Code to the Distribution, and (C) the federal consolidated Income Tax Return whose common parent has employer identification number 20-5701514 including all the income, expenses and operations of such parent and its subsidiaries from and after the end of the taxable period covered by Section 5.1(a)(i)(A); (ii) the continued qualification of HPT as a real estate investment trust under the Code; and (iii) commercially reasonable prorations of items between lessors and lessees of real estate.

     (b) For any state or local Income Tax that follows Code Section 856(i) or
Section 301.7701-2(c)(2)(i) of the Treasury Regulations, (i) such state and local Income Taxes of the HPT Group shall be borne by, shall be the responsibility of, and shall be paid by the HPT Group, and (ii) such state and local Income Taxes of the TCA LLC Group shall be borne by, shall be the responsibility of, and shall be paid by the TCA LLC Group. For purposes of such state and local Income Taxes, items of income, gain, loss, deduction, expenditure, and credit shall be allocated and reported, as between the HPT Group and the TCA LLC Group, in the same manner as SECTION 5.1(a).

     (c) All Taxes not covered by SECTIONS 5.1(a)-(b) and 5.2, including applicable Other Taxes, shall be allocated between the HPT Group and the TCA LLC Group on the basis of actual transactions, events or activities (including, if applicable, days elapsed) that give rise to or create liability for such Taxes, and based on the taxable periods to which such Taxes relate, except that any real estate transfer, sales or similar Taxes applied in respect of the transfers of Landlord Properties pursuant to SECTION 2.3(c)(1)-(3) shall be borne by the HPT Group regardless of whom such Taxes shall have been imposed upon in the first instance.

     (d) HPT shall hold TCA LLC harmless from and against all Taxes which are to be borne by the HPT Group under this SECTION 5.1. TCA LLC shall hold HPT harmless from and against all Taxes which are to be borne by the TCA LLC Group under this SECTION 5.1.

     5.2 ALLOCATION OF CERTAIN TAXES AMONG TAXABLE PERIODS.

     HPT and TCA LLC agree that if it or any member of the HPT Group or TCA LLC Group, respectively, is permitted but not required under any applicable Tax law, including applicable state and local Income Tax laws, to allocate Tax liabilities in the manner consistent with how federal Tax liabilities are allocated pursuant to SECTION 5.1(a), then HPT and TCA LLC shall cooperate on behalf of the HPT Group and TCA LLC Group, respectively, so as to achieve such allocation of Taxes through available elections or otherwise.

     5.3 FILING AND PAYMENT RESPONSIBILITY.

     (a) From and after the TCA Closing Date, each of HPT (on behalf of the HPT Group) and TCA LLC (on behalf of the TCA LLC Group) shall cause to be prepared and filed such Tax Returns as the HPT Group and the TCA LLC Group, respectively, are required to file with applicable Taxing Authorities. Each of HPT (on behalf of the HPT Group) and TCA LLC (on behalf of the TCA LLC Group) agree that, except as required by applicable law, they will not take positions in any such Tax Return that are inconsistent with (i) the description of federal Income Tax consequences in the TCA LLC Registration Statement, (ii) the Distribution being treated, on account of TCA LLC and its (directly or indirectly) wholly owned limited liability company subsidiaries being disregarded entities under Section 301.7701-2(c)(2)(i) of the Treasury Regulations, as the distribution by HPT of TCA LLC's and its Subsidiaries' underlying assets and liabilities pursuant to the principles of Internal Revenue Service Revenue Rulings 99-5 and 99-6, (iii) any election (protective or otherwise) that HPT may choose to make under Section 336(e) of the Code, or any similar Tax election under any state or local Income Tax laws, with respect to the Distribution (it being understood that TCA LLC and its Subsidiaries shall join in any such Tax election at the request of HPT),
(iv) the payments from HPT to TCA LLC under SECTIONS 2.3(d) and 2.4 representing a nontaxable capital contribution from HPT to TCA LLC, and the payments from TCA LLC (or its Subsidiaries) to HPT under SECTIONS 2.4 OR 3.8, if any, representing a nontaxable return of excess capital contributions, and (v) any other Tax Return, whether filed on behalf of the HPT Group or the TCA LLC Group, previously or substantially contemporaneously filed with such Tax Return. In particular, to the extent such valuations are necessary for Tax purposes, HPT and TCA LLC will use all commercially reasonable efforts to cooperate with one another in valuing the individual assets comprising the TCA Assets at the time of the Distribution, and to the maximum extent permitted by applicable law shall utilize for all Code purposes the valuations resulting from application of
Section 1.856-3(a) of the Treasury Regulations.

     (b) To the extent that either of the HPT Group or the TCA LLC Group bears responsibility pursuant to SECTION 5.1 for some or all of a Tax which is to be paid with a Tax

Return for which the other bears preparation and filing responsibility pursuant to SECTION 5.3, then (i) the party bearing responsibility for some or all of such Tax shall have the right to review and comment upon such Tax Return at least fifteen (15) days before such Tax Return must be filed, (ii) the party bearing responsibility for some or all of such Tax shall pay over by wire transfer the amount of such Tax for which it is responsible to the party filing such Tax Return at least three (3) days before such Tax Return must be filed, and (iii) the party responsible for preparing and filing such Tax Return will file such Tax Return on or before its due date and pay over to the applicable Taxing Authority the amount of Tax due with such Tax Return.

     (c) At the request of HPT, TCA LLC Group's TravelCentres Canada, Inc. (employer identification number 98-0329055) shall join with HPT in a "taxable REIT subsidiary" election under Section 856(l) of the Code on Internal Revenue Service Form 8875, which election is to be effective as of the TCA Closing Date.

     5.4 REFUNDS AND CREDITS.

     Any refunds or credits of Taxes shall be for the account of the party bearing responsibility for such Taxes under SECTION 5.1. Each of HPT and TCA LLC agrees that if as the result of any audit adjustment made by any Taxing Authority with respect to a Tax to be borne by the other party under SECTION 5.1, any member of the HPT Group or the TCA LLC Group, respectively, receives a Tax benefit in the form of a cash refund or in the form of a credit applicable against Tax liabilities to be borne by such benefited party under this SECTION 5, then the benefited party shall notify the other party of the same within ten
(10) days of, as applicable, receiving the cash refund or filing the Tax Return in which such credit is utilized, and then pay over immediately to such other party the amount of such Tax refund or credit.

     5.5 TAX CONTESTS.

     If either HPT (on behalf of the HPT Group) or TCA LLC (on behalf of the TCA LLC Group) becomes aware of any audit, pending or threatened assessment, official inquiry, examination or proceeding ("TAX CONTESTS") that could result in an official determination with respect to Taxes due or payable, the responsibility for any portion of which rests with the other party, such party shall promptly so notify the other party in writing. The party bearing greater responsibility for the Taxes contested in a Tax Contest shall bear the costs (including attorneys' and accountants' fees, but excluding the contested Taxes) of such Tax Contest, and shall control and conduct such Tax Contest in a reasonable manner after consulting in good faith with the other party. The other party shall supply the party controlling the Tax Contest with such powers of attorney and assistance as may be reasonably requested. The responsibility for any additional liability for Taxes resulting from a Tax Contest shall be allocated and apportioned between the HPT Group and the TCA LLC Group in accordance with SECTION 5.1. Except to the extent in conflict with the provisions of this SECTION 5, the provisions of SECTION 4.3 shall be applicable to Tax Contests.

     5.6 RESOLUTION OF DISPUTES.

     At the request of either HPT or TCA LLC, any disputes between HPT (on behalf of the HPT Group) and TCA LLC (on behalf of the TCA LLC Group) with respect to matters governed by this SECTION 5 shall be resolved through an arbitration by a firm of independent certified public accountants, mutually agreed upon by HPT and TCA LLC and having no material relationship with either HPT or TCA LLC, whose determination shall be final and binding on both parties. The cost of such firm shall be borne equally by HPT and TCA LLC.

                                    SECTION 6
                                  MISCELLANEOUS

     6.1 ARBITRATION.

     Any and all disputes and disagreements arising out of or relating to this Agreement, other than actions or claims for injunctive relief or claims raised in actions or proceedings brought by third parties and other than disputes under
SECTION 5 as to which either party elects to apply the provisions of SECTION 5.6, shall be resolved through negotiations or, if the dispute is not so resolved, through binding arbitration conducted in Boston, Massachusetts under the JAMS Comprehensive Arbitration Rules and Procedures (as revised February 19,
2005), with the following amendments to those rules. First, in no event shall the arbitration from commencement to issuance of an award take longer than 180 days. Second, the arbitration tribunal shall consist of three arbitrators and the optional appeal procedure provided for in Rule 34 shall not be utilized. Third, in lieu of the one deposition permitted in Rule 17(c) as of right and the optional further depositions that may be allowed, the only deposition per side shall be a single individual or Entity deposition to last no longer than one seven-hour day that each party may take of the opposing party or an individual under the control of the opposing party.

     6.2 CONFIDENTIALITY.

     Each party hereto shall use commercially reasonable efforts to maintain the confidentiality of any information concerning the other party or any Subsidiary of the other party provided to or discovered by it or its representatives and which is not otherwise available on a nonconfidential basis to such party and shall not (except as may otherwise be required by applicable law or the rules and regulations of the New York Stock Exchange or the American Stock Exchange) disclose such information, subject to the provisions of this Section, to anyone other than those people who have a need to know such information in connection with the conduct of such party's business, including its attorneys, accountants and other representatives and agents or during the course of or in connection with any Action based upon or in connection with the subject matter of this Agreement.

     6.3 NOTICES.

     (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, or by telecopy or by Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, and with all freight charges prepaid (if by Federal Express or similar carrier).

     (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business

Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

     (c) All such notices shall be addressed:

         If to TCA LLC, to:

                  TravelCenters of America LLC
                  24601 Center Ridge Road
                  Westlake, OH  44145
                  Attn:  Mr. John R. Hoadley
                  Telecopy no:  (617) 796-8349

         If to HPT or HPT Landlord, to:

                  Hospitality Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  President
                  Telecopy no:  (617) 969-5730

         If to RMR, to:

                  Reit Management & Research LLC
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  President
                  Telecopy no: (617) 969-1437

         If to any Benefited Party, to it care of RMR, at:

                  Reit Management & Research LLC
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  President
                  Telecopy no:  (617) 969-1437.

     (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address up to two other addresses within the United States of America.

     6.4 WAIVERS, ETC.

     No provision of this Agreement may be waived except by a written instrument signed by the party waiving compliance. No waiver by any party hereto of any of the requirements hereof or of any of such party's rights hereunder shall release the other parties from full performance of their remaining obligations stated herein. No failure to exercise or delay in exercising on the part of any party hereto any right, power or privilege of such party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such party. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

     6.5 ASSIGNMENT; SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES.

     This Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties, except to a successor to such party by merger or consolidation or an assignee of substantially all of the assets of such party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other Person, except that each Benefited Party is a third party beneficiary of
SECTION 3.1.

     6.6 SEVERABILITY.

     If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     6.7 COUNTERPARTS, ETC.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. This Agreement may not be amended or modified in any respect other than by the written agreement of all of the parties hereto and, with respect to SECTION 3.1, the consent of each Benefited Party affected thereby.

     6.8 GOVERNING LAW.

     This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts.

     6.9 EXPENSES.

     HPT agrees to pay and to hold each other party to this Agreement (and its Subsidiaries) harmless from and against (a) all costs, expenses and fees (including in each case the reasonable fees and disbursements of counsel), incident to (i) the drafting, preparation, execution and delivery of this Agreement and all other agreements, instruments and other documents entered into by such other party or any Subsidiary thereof in connection herewith or in connection with the Distribution or the TCA Closing or consummation of the other transactions contemplated hereby, (ii) the preparation, printing, filing and distribution under the Securities Act of the TCA LLC Registration Statement (including financial statements and exhibits), each preliminary prospectus and prospectus in connection therewith and all amendments and supplements to any of them, (iii) the registration or qualification of the TCA LLC Shares for offer and sale under the securities and Blue Sky laws of the several states in connection with the Distribution, (iv) the initial listing of the TCA LLC Shares on the Exchange and (v) furnishing such copies of the TCA LLC Registration Statement, the final prospectus contained therein and all amendments and supplements thereto as may be requested for use by transferors thereof who are required to deliver a prospectus in connection with the Distribution, (b) the fees and expenses of the Agent in connection with the Distribution, and (c) all real property transfer Taxes, including Taxes levied upon the transfer of equity in an Entity owning real estate assets, and all excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and fees, including any associated deficiencies, interest, penalties, additions to Tax or additional amounts, excluding any Income Taxes incurred in connection with the transactions contemplated by this Agreement to occur on or prior to the TCA Closing Date. Each party hereto will use all commercially reasonable efforts to minimize the amount of transfer Taxes, and will cooperate with one another in providing any appropriate exemption certifications or other similar documentation.

     6.10 SECTION AND OTHER HEADINGS; INTERPRETATION.

     The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references are to this Agreement, unless otherwise specified. The words "including" and "include" shall be deemed to be followed by the words "without limitation."

     6.11 EXCULPATION.

     THE DECLARATION OF TRUST ESTABLISHING HPT, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "HPT DECLARATION"), IS

DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE HPT DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HPT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HPT. ALL PERSONS DEALING WITH HPT IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF HPT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

     THE DECLARATION OF TRUST ESTABLISHING HPT TRUST LANDLORD, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "HPT TRUST LANDLORD DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HPT TA PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE HPT TRUST LANDLORD DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HPT TRUST LANDLORD SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HPT TRUST LANDLORD. ALL PERSONS DEALING WITH HPT TRUST LANDLORD IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF HPT TRUST LANDLORD FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK].

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

                                     HOSPITALITY PROPERTIES TRUST


                                     By:___________________________________
                                                    Title:


                                     HPT TA PROPERTIES TRUST

                                     By:___________________________________
                                                   Title:


                                     HPT TA PROPERTIES LLC

                                     By:___________________________________
                                                   Title:


                                     TRAVELCENTERS OF AMERICA LLC

                                     By:___________________________________
                                                   Title:


                                     REIT MANAGEMENT & RESEARCH LLC

                                     By:___________________________________
                                                   Title:

                               Schedule 1.1(41)(A)

                      LAND INCLUDED IN LANDLORD PROPERTIES

                                Schedule 1.1(54)

                               RETAINED BUILDINGS

    TA SITE NO.                        MAILING ADDRESS
        1             100 N. Carter Road, Ashland, VA  23005
        32            RR1, Valley Grove, WV  26060 (I-70 at Dallas Pk, Exit 11)
        67            5644 SR 8, Harrisville, PA  16038  (I-80 & RS 80, Exit 3)
        102           10346 S. State Rd. 39, Clayton, IN  46118
        111           980 West South Blvd., Montgomery, AL  36105
        140           155 Hwy. 138, Denmark, TN  38391
        148           5101 Quebec Street, Commerce City, CO  80022
        197           8909 20th Street, Vero Beach, FL  32966
        214           875 North Eagle Valley Rd., Milesburg, PA  16853

                                                 TABLE OF CONTENTS

SECTION 1
DEFINITIONS.......................................................................................................2
         1.1      Definitions.....................................................................................2
SECTION 2
PRELIMINARY ACTIONS; CERTAIN SECURITIES MATTERS; TCA MERGER; LEASE TRANSACTION; AND DISTRIBUTION.................11
         2.1      Preliminary Actions............................................................................11
         2.2      Actions Prior to TCA Closing Date..............................................................12
         2.3      Actions Occurring on the TCA Closing Date......................................................12
         2.4      Capitalization of TCA LLC......................................................................14
SECTION 3
POST-DISTRIBUTION RIGHTS, OPTIONS AND COVENANTS..................................................................15
         3.1      Right of First Refusal re: Certain Real Estate Investments.....................................15
         3.2      Right of First Refusal re: Travel Center Facilities............................................16
         3.3      Options re: Travel Center Business Assets......................................................16
         3.4      Assembled Workforce............................................................................17
         3.5      Cooperation, Exchange of Information, Retention of Records, and Costs of Reporting.............17
         3.6      Restrictions on Ownership......................................................................18
         3.7      Termination of Exchange Fund; Director's and Officer's Indemnification.........................18
         3.8      Cost to Remediate Pre-Existing Environmental Condition.........................................18
SECTION 4
INDEMNIFICATION..................................................................................................18
         4.1      Indemnification by HPT.........................................................................18
         4.2      Indemnification by TCA LLC.....................................................................19
         4.3      Indemnification Procedures.....................................................................19
         4.4      Certain Limitations, Etc.......................................................................20
         4.5      Survival.......................................................................................21
         4.6      Priority of Section 5..........................................................................21
SECTION 5
TAX MATTERS......................................................................................................21
         5.1      General Responsibility for Taxes...............................................................21
         5.2      Allocation of Certain Taxes Among Taxable Periods..............................................22
         5.3      Filing and Payment Responsibility..............................................................22
         5.4      Refunds and Credits............................................................................23
         5.5      Tax Contests...................................................................................23
         5.6      Resolution of Disputes.........................................................................23
SECTION 6
MISCELLANEOUS....................................................................................................24
         6.1      Arbitration....................................................................................24
         6.2      Confidentiality................................................................................24
         6.3      Notices........................................................................................24
         6.4      Waivers, Etc...................................................................................25
         6.5      Assignment; Successors and Assigns; Third Party Beneficiaries..................................26
         6.6      Severability...................................................................................26
         6.7      Counterparts, Etc..............................................................................26
         6.8      Governing Law..................................................................................27
         6.9      Expenses.......................................................................................27
         6.10     Section and Other Headings; Interpretation.....................................................27
         6.11     Exculpation....................................................................................27